Exhibit 99.1

Contact:

Ami Knoefler

Corporate and Investor Relations

(510) 284-8851

ami.knoefler@pdl.com

PDL BIOPHARMA ANNOUNCES SECOND QUARTER 2006 FINANCIAL RESULTS

– Second Quarter Revenues Up 29% Compared to Second Quarter 2005 –

Fremont, Calif., August 3, 2006 – PDL BioPharma, Inc. (PDL) (Nasdaq: PDLI) today reported financial results for the second quarter and the six months ended June 30, 2006:

•	Total revenues for the second quarter of 2006 rose 29 percent to $104.3 million from $81.0 million in the same period of 2005.

•	GAAP net loss was $6.1 million, or $0.05 per basic and diluted share, in the second quarter of 2006, compared with a GAAP net loss of $3.4 million, or $0.03 per basic and diluted share, in the second quarter of 2005.

•	Non-GAAP net income rose 17 percent to $20.1 million, or $0.18 per basic and $0.17 per diluted share, for the second quarter of 2006, from non-GAAP net income of $17.1 million, or $0.16 per basic and diluted share, in the second quarter of 2005.

•	Cash flow generated from operating activities for the first six months of 2006 was $43.6 million, compared to $2.4 million cash used in operating activities in the first six months of 2005.

“During the second quarter, we delivered solid overall revenue growth due to increased product sales and royalty revenue, breaking the $100 million mark in a quarter for the first time in our history. Our more diversified revenue stream, including our portfolio of three marketed products, is contributing to strong operating cash flow and reflects the fundamental shift we’ve made as a commercial company,” PDL BioPharma Chief Executive Officer Mark McDade said. “Despite the disappointing results from the terlipressin phase 3 study, we are advancing our other clinical programs and working to expand the pipeline with our antibody discovery and development activities.”

Revenues

Total revenues for the second quarter of 2006 included product sales, royalty revenues and license, collaboration and other revenues.

•	Net product sales in the second quarter of 2006, which were comprised solely of Cardene IV, Retavase and IV Busulfex, were $39.0 million compared to $38.6 million in the same period in 2005, which also included $2.0 million in sales from four off-patent products. Net sales during the second quarter of 2006 were reduced by charges totaling $5.6 million related to a change in estimate during the quarter for product return reserves.

•	Cardene IV sales were $24.4 million in the second quarter of 2006, a 46 percent increase from $16.7 million for the same period in 2005.

•	Retavase sales were $8.1 million in the second quarter of 2006, a decrease from $14.0 million for the same period in 2005 due primarily to a decline in the thrombolytic market over this period.

•	IV Busulfex sales were $6.6 million in the second quarter of 2006, a 12 percent increase from $5.9 million for the same period in 2005.

•	Royalty revenues for the second quarter of 2006 increased 44 percent to $54.0 million compared with $37.5 million in the same three months of 2005. Royalty revenues during the second quarter of 2006 reflect royalties PDL received based on worldwide net sales of six antibody products licensed under PDL’s antibody humanization patents: Avastin™, Herceptin®, Xolair® and Raptiva® from Genentech, Inc.; Synagis® from MedImmune, Inc. and Mylotarg® from Wyeth.

•	License, collaboration and other revenues during the second quarter of 2006 increased to $11.3 million from $4.9 million in the same period of 2005, primarily as a result of revenue recognized under the Biogen Idec and Roche collaborations, which were entered into in August 2005 and October 2005, respectively.

Costs and Expenses

Total costs and expenses were $111.8 million in the second quarter of 2006, compared with $83.5 million in the second quarter of 2005. On a non-GAAP basis, total costs and expenses in the second quarter of 2006 were $84.2 million compared to $63.9 million in the second quarter of 2005. Second quarter 2006 expenses increased as compared to the prior year due primarily to expanded clinical development activities for the company’s multiple pipeline products and increased selling, general and administrative expenses.

•	Cost of product sales was $21.5 million in the second quarter of 2006 compared to $20.1 million in the same period in 2005. Non-GAAP cost of product sales, which excludes amortization of product rights, was $10.9 million in the second quarter of 2006, an increase from $8.2 million in the comparable 2005 period on the same basis. Cost of product sales during the second quarter of 2006 included an unanticipated $2.5 million charge related to analyzing and improving the Retavase manufacturing process with a contract manufacturer.

•	Research and development (R&D) expenses increased to $61.9 million in the second quarter of 2006, compared with $40.3 million in the second quarter of 2005. On a non-GAAP basis, R&D expenses in the second quarter of 2006 were $51.0 million, an increase over the $36.4 million reported in the same period in the prior year. The increase reflected expanded clinical development activities associated with the ularitide, Nuvion and daclizumab programs.

•	Selling, general and administrative (SG&A) expenses were $25.3 million during the second quarter of 2006, compared with $19.8 million in the second quarter of 2005. Non-GAAP SG&A expenses were $22.4 million compared to $19.2 million in the prior year comparable period. This increase was primarily due to a 48 percent increase in the company’s SG&A employee headcount, the majority of which was associated with the expansion of PDL’s hospital focused sales force and related sales and marketing personnel.

•	Second quarter 2006 expenses included $5.6 million in stock-based compensation expense, a significant increase over the $0.2 million incurred in the same period in the prior year principally as a result of the adoption of Statement of Financial Accounting Standards (SFAS) No. 123(R) on January 1, 2006.

Balance Sheet and Cash Flows

At June 30, 2006, the company’s cash, cash equivalents, marketable securities and restricted investments totaled $414.3 million, an increase of $80.4 million compared to the balance at December 31, 2005. The June 30, 2006 balance reflected the receipt during the second quarter of 2006 of $31.7 million in cash related to the repayment of principal and accrued interest of a convertible promissory note. During the six months ended June 30, 2006, net cash provided by operating activities was $43.6 million, an increase from the $2.4 million net cash used in operating activities in the comparable prior year period.

Financial Outlook

PDL BioPharma is not updating its financial guidance as previously provided on May 2, 2006. Please refer to the press release available on the company’s website at www.pdl.com.

Non-GAAP Financial Information

The non-GAAP financial measures in this press release exclude depreciation of property and equipment, stock-based compensation expense, amortization of intangible assets, interest income and other, net, interest expense, income taxes and certain other items that would otherwise be included if measured in accordance with generally accepted accounting principles (GAAP). PDL’s management believes that these non-GAAP financial measures serve as a measure of the performance of PDL’s ongoing core operations. A description of the non-GAAP financial measures for the periods presented and a reconciliation of this information to the GAAP financial measures are included in the attached financial tables.

Forward-looking Statements

This press release contains forward-looking statements involving risks and uncertainties and PDL’s actual results may differ materially from those, express or implied, in the forward-looking statements. The forward-looking statements include PDL’s expectations regarding financial results, PDL’s expectations regarding the continuation of existing and new collaborative agreements, and the timing of clinical developments as well as other statements regarding PDL’s expectations. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following: The continued execution of a biopharmaceutical business model; changes in PDL’s development plans as PDL and its collaborators consider development plans and alternatives; factors affecting the clinical timeline such as enrollment rates and availability of clinical materials; fluctuations in sales that may result from PDL’s integration of newly acquired operations; changes in the market due to alternative treatments or other actions by competitors; and variability in expenses particularly on a quarterly basis, due, in principal part, to total headcount of the organization and the timing of expenses. In addition, PDL revenues depend on the success and timing of sales of PDL’s licensees, including in particular the continued success of Avastin and Herceptin antibody products by Genentech, Inc. as well as the seasonality of sales of Synagis from MedImmune, Inc. In addition, quarterly revenues may be impacted by PDL’s ability to maintain and increase its revenues from collaborative arrangements such as its co-development agreements with Biogen Idec and Roche. PDL’s net income will be affected by state and federal taxes, and its revenues and expenses would be affected by new collaborations, material patent licensing arrangements or other strategic transactions.

Further, there can be no assurance that results from completed and ongoing clinical studies will be successful or that ongoing or planned clinical studies will be completed or initiated on the anticipated schedules. Other factors that may cause PDL’s actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are discussed in PDL’s filings with the Securities and Exchange Commission (SEC), including the “Risk Factors” sections of its annual and quarterly reports filed with the SEC. Copies of PDL’s filings with the SEC may be obtained at the “Investors” section of PDL’s website at http://www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

About PDL BioPharma

PDL BioPharma, Inc. is a biopharmaceutical company focused on discovering, developing and commercializing innovative therapies for severe or life-threatening illnesses. The company currently markets and sells a portfolio of leading products in the acute-care hospital setting in the United States and Canada and generates royalties through licensing agreements with top-tier biotechnology and pharmaceutical companies based on its pioneering antibody humanization technology. Currently, PDL’s diverse late-stage product pipeline includes six investigational compounds in Phase 2 or Phase 3 clinical development for hepatorenal syndrome, inflammation and autoimmune diseases, cardiovascular disorders and cancer. The company’s research platform is focused on the discovery and development of antibodies for the treatment of cancer and autoimmune diseases. For more information, please see PDL’s website at www.pdl.com.

PDL BioPharma, the PDL BioPharma logo, Retavase and Busulfex are considered trademarks and Nuvion is a registered U.S. trademark of PDL BioPharma, Inc. Zenapax is a registered trademark of Roche. Cardene is a registered trademark of Hoffmann-La Roche. Herceptin and Raptiva are registered trademarks and Avastin is a trademark of Genentech, Inc. Xolair is a trademark of Novartis AG. Synagis is a registered U.S. trademark of MedImmune, Inc. Mylotarg is a registered U.S. trademark of Wyeth.

Financial tables attached

PDL BIOPHARMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
REVENUES:
Product sales, net	$39,039	$38,552	$76,586	$39,500
Royalties	54,021	37,528	97,991	70,692
License, collaboration and other	11,264	4,888	20,959	9,591

Total revenues	104,324	80,968	195,536	119,783

COSTS AND EXPENSES:
Cost of product sales	21,482	20,135	44,441	21,272
Research and development	61,887	40,339	123,658	75,600
Selling, general and administrative	25,336	19,806	57,495	27,472
Acquired in-process research and development	—	—	—	79,417
Other acquisition-related charges	2,177	3,207	3,295	3,207
Asset impairment charge	900	—	900	—

Total costs and expenses	111,782	83,487	229,789	206,968

Operating loss	(7,458)	(2,519)	(34,253)	(87,185)

Interest income and other, net	4,064	1,873	7,394	4,808
Interest expense	(2,622)	(2,709)	(5,272)	(4,851)

Loss before income taxes	(6,016)	(3,355)	(32,131)	(87,228)
Income tax expense	118	65	233	87

Net loss	$(6,134)	$(3,420)	$(32,364)	$(87,315)

NET LOSS PER SHARE:
Basic and diluted	$(0.05)	$(0.03)	$(0.29)	$(0.87)

Weighted average shares — basic and diluted	113,539	103,705	113,006	100,230

In addition to the consolidated financial statements presented in accordance with GAAP, PDL uses non-GAAP measures of operating performance, which are adjusted from results based on GAAP to exclude depreciation of property and equipment; stock-based compensation expense; amortization of intangible assets; interest income and other, net; interest expense; income taxes and certain other miscellaneous items. PDL believes that the non-GAAP results provide added insight into its performance by focusing on results generated by its ongoing core operations. PDL uses the non-GAAP results when assessing the performance of its ongoing core operations, in making resource allocation decisions and for planning and forecasting. Additionally, PDL considers these non-GAAP results in awarding bonus and other incentive compensation to its employees, including management. The non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures.

PDL BIOPHARMA, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
REVENUES:
Product sales, net	$39,039	$38,552	$76,586	$39,500
Royalties	54,021	37,528	97,991	70,692
License, collaboration and other	11,264	4,888	20,959	9,591

Total revenues	104,324	80,968	195,536	119,783
COSTS AND EXPENSES:
Cost of product sales	10,917	8,230	23,311	8,307
Research and development	50,979	36,407	102,549	67,752
Selling, general and administrative	22,352	19,222	46,352	26,732

Non-GAAP costs and expenses	84,248	63,859	172,212	102,791

Non-GAAP net income	$20,076	$17,109	$23,324	$16,992

NON-GAAP NET INCOME PER SHARE:
Basic	$0.18	$0.16	$0.21	$0.17

Weighted average shares — basic	113,539	103,705	113,006	100,230

Diluted	$0.17	$0.16	$0.20	$0.17

Weighted average shares — diluted (2)	117,275	106,151	117,781	102,665

(1)	These non-GAAP condensed consolidated statements of operations exclude depreciation of property and equipment; stock-based compensation expense; amortization of intangible assets; interest income and other, net; interest expense; income taxes and certain other miscellaneous items that were not classified in the foregoing categories and are identified below.

During the three months ended June 30, 2006, the miscellaneous excluded items consisted of (a) other acquisition-related charges of $2.2 million related to the operations of ESP Pharma Holding Company, Inc. prior to the Company’s acquisition of ESP Pharma on March 23, 2005, primarily product returns, as well as returns of Retavase for sales made prior to the Company’s acquisition of the rights to the product from Centocor, Inc. on the same date, and (b) an asset impairment charge of $0.9 million for the write-off of an acquired technology. During the three months ended June 30, 2005, the miscellaneous excluded items consisted of other acquisition-related charges of $3.2 million.

During the six months ended June 30, 2006, the miscellaneous excluded items consisted of (a) other acquisition-related charges of $3.3 million, (b) an asset impairment charge of $0.9 million and (c) a $4.1 million charge for payments to Wyeth in consideration of Wyeth’s consent to the Company’s transfer of the Company’s rights to four off-patent products, originally acquired from ESP Pharma, that the Company sold in the first quarter of 2006. During the six months ended June 30, 2005, the miscellaneous excluded items consisted of (a) other acquisition-related charges of $3.2 million and (b) a $79.4 million charge for acquired in-process research and development related to the ESP Pharma acquisition.

(2)	These weighted average shares exclude 12.4 million shares and 10.6 million shares of common stock underlying the convertible notes we issued in July 2003 and February 2005, respectively.

PDL BIOPHARMA, INC.

RECONCILIATION OF NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS TO GAAP

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30, 2006
		Adjustments
	Non-GAAP Results	Amortization of Intangible Assets	Other Excluded Items	Depreciation of Property and Equipment	Stock-Based Compensation Expenses	GAAP Results As Reported
REVENUES:
Product sales, net	$39,039	$—	$—	$—	$—	$39,039
Royalties	54,021	—	—	—	—	54,021
License, collaboration and other	11,264	—	—	—	—	11,264

Total revenues	104,324	—	—	—	—	104,324

COSTS AND EXPENSES:
Cost of product sales	10,917	10,565	—	—	—	21,482
Research and development	50,979	487	—	7,168	3,253	61,887
Selling, general and administrative	22,352	—	—	635	2,349	25,336

Non-GAAP costs and expenses	84,248

Depreciation of property and equipment	—	—	7,803	(7,803)	—	—
Stock-based compensation	—	—	5,602	—	(5,602)	—
Acquired in-process research and development	—	—	—	—	—	—
Other acquisition-related charges	—	—	2,177	—	—	2,177
Asset impairment charge	—	—	900	—	—	900

Total costs and expenses		11,052	16,482	—	—	111,782

Operating loss		(11,052)	(16,482)	—	—	(7,458)

Interest income and other, net	—	—	4,064	—	—	4,064
Interest expense	—	—	(2,622)	—	—	(2,622)

Income (loss) before income taxes	20,076	(11,052)	(15,040)	—	—	(6,016)

Income tax expense	—	—	118	—	—	118

Net income (loss)	$20,076	$(11,052)	$(15,158)	$—	$—	$(6,134)

NET INCOME (LOSS) PER SHARE:
Basic	$0.18					$(0.05)

Weighted average shares — basic	113,539					113,539

Diluted	$0.17					$(0.05)

Weighted average shares — diluted	117,275					113,539

	Three Months Ended June 30, 2005
		Adjustments
	Non-GAAP Results	Amortization of Intangible Assets	Other Excluded Items	Depreciation of Property and Equipment	Stock-Based Compensation Expenses	GAAP Results As Reported
REVENUES:
Product sales, net	$38,552	$—	$—	$—	$—	$38,552
Royalties	37,528	—	—	—	—	37,528
License, collaboration and other	4,888	—	—	—	—	4,888

Total revenues	80,968	—	—	—	—	80,968

COSTS AND EXPENSES:
Cost of product sales	8,230	11,905	—	—	—	20,135
Research and development	36,407	487	—	3,436	9	40,339
Selling, general and administrative	19,222	—	—	415	169	19,806

Non-GAAP costs and expenses	63,859

Depreciation of property and equipment	—	—	3,851	(3,851)	—	—
Stock-based compensation	—	—	178	—	(178)	—
Acquired in-process research and development	—	—	—	—	—	—
Other acquisition-related charges	—	—	3,207	—	—	3,207

Total costs and expenses		12,392	7,236	—	—	83,487

Operating income (loss)		(12,392)	(7,236)	—	—	(2,519)

Interest income and other, net	—	—	1,873	—	—	1,873
Interest expense	—	—	(2,709)	—	—	(2,709)

Income (loss) before income taxes	17,109	(12,392)	(8,072)	—	—	(3,355)

Income tax expense	—	—	65	—	—	65

Net income (loss)	$17,109	$(12,392)	$(8,137)	$—	$—	$(3,420)

NET INCOME (LOSS) PER SHARE:
Basic	$0.16					$(0.03)

Weighted average shares—basic	103,705					103,705

Diluted	$0.16					$(0.03)

Weighted average shares—diluted	106,151					103,705

PDL BIOPHARMA, INC.

RECONCILIATION OF NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS TO GAAP

(in thousands, except per share amounts)

(unaudited)

	Six Months Ended June 30, 2006
		Adjustments
	Non-GAAP Results	Amortization of Intangible Assets	Other Excluded Items	Depreciation of Property and Equipment	Stock-Based Compensation Expenses	GAAP Results As Reported
REVENUES:
Product sales, net	$76,586	$—	$—	$—	$—	$76,586
Royalties	97,991	—	—	—	—	97,991
License, collaboration and other	20,959	—	—	—	—	20,959

Total revenues	195,536	—	—	—	—	195,536

COSTS AND EXPENSES:
Cost of product sales	23,311	21,130	—	—	—	44,441
Research and development	102,549	974	—	14,256	5,879	123,658
Selling, general and administrative	46,352	—	4,123	1,151	5,869	57,495

Non-GAAP costs and expenses	172,212

Depreciation of property and equipment	—	—	15,407	(15,407)	—	—
Stock-based compensation	—	—	11,748	—	(11,748)	—
Acquired in-process research and development	—	—	—	—	—	—
Other acquisition-related charges	—	—	3,295	—	—	3,295
Asset impairment charge	—	—	900	—	—	900

Total costs and expenses		22,104	35,473	—	—	229,789

Operating loss		(22,104)	(35,473)	—	—	(34,253)

Interest income and other, net	—	—	7,394	—	—	7,394
Interest expense	—	—	(5,272)	—	—	(5,272)

Income (loss) before income taxes	23,324	(22,104)	(33,351)	—	—	(32,131)

Income tax expense	—	—	233	—	—	233

Net income (loss)	$23,324	$(22,104)	$(33,584)	$—	$—	$(32,364)

NET INCOME (LOSS) PER SHARE:
Basic	$0.21					$(0.29)

Weighted average shares — basic	113,006					113,006

Diluted	$0.20					$(0.29)

Weighted average shares — diluted	117,781					113,006

	Six Months Ended June 30, 2005
		Adjustments
	Non-GAAP Results	Amortization of Intangible Assets	Other Excluded Items	Depreciation of Property and Equipment	Stock-Based Compensation Expenses	GAAP Results As Reported
REVENUES:
Product sales, net	$39,500	$—	$—	$—	$—	$39,500
Royalties	70,692	—	—	—	—	70,692
License, collaboration and other	9,591	—	—	—	—	9,591
Total revenues	119,783	—	—	—	—	119,783

COSTS AND EXPENSES:
Cost of product sales	8,307	12,965	—	—	—	21,272
Research and development	67,752	1,136	—	6,564	148	75,600
Selling, general and administrative	26,732	14	—	548	178	27,472

Non-GAAP costs and expenses	102,791

Depreciation of property and equipment	—	—	7,112	(7,112)	—	—
Stock-based compensation	—	—	326	—	(326)	—
Acquired in-process research and development	—	—	79,417	—	—	79,417
Other acquisition-related charges	—	—	3,207	—	—	3,207

Total costs and expenses		14,115	90,062	—	—	206,968

Operating income (loss)		(14,115)	(90,062)	—	—	(87,185)

Interest income and other, net	—	—	4,808	—	—	4,808
Interest expense	—	—	(4,851)	—	—	(4,851)

Income (loss) before income taxes	16,992	(14,115)	(90,105)	—	—	(87,228)

Income tax expense	—	—	87	—	—	87

Net income (loss)	$16,992	$(14,115)	$(90,192)	$—	$—	$(87,315)

NET INCOME (LOSS) PER SHARE:
Basic	$0.17					$(0.87)

Weighted average shares—basic	100,230					100,230

Diluted	$0.17					$(0.87)

PDL BIOPHARMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(in thousands)

(unaudited)

	June 30, 2006	December 31, 2005
Cash, cash equivalents, marketable securities and restricted investment	$414,343	$333,922
Total assets	$1,181,647	$1,163,154
Total stockholders’ equity	$539,443	$526,065

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW DATA

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2006	2005
Net loss	$(32,364)	$(87,315)
Adjustments to reconcile net loss to net cash provided by operating activities	51,534	102,091
Changes in assets and liabilities	24,469	(17,200)

Net cash provided by (used in) operating activities	$43,639	$(2,424)